Exhibit 10.28

Confidential

Execution Version

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “[…***…]” BECAUSE IT IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT

BETWEEN

GCE HOLDINGS ACQUISTIONS, LLC.

BAKERSFIELD, CALIFORNIA

AND

HALDOR TOPSØE A/S

LYNGBY, DENMARK

TABLE OF CONTENTS

PREAMBLE	1
1.0 DEFINITIONS	2
2.0 LICENSE RIGHTS	2
3.0 LICENSE FEE AND PAYMENT TERMS	3
4.0 IMPROVEMENTS, TECHNICAL INFORMATION, AND PLANT VISITS	4
5.0 HTAS OBLIGATIONS	5
6.0 RESTRICTION ON USE AND CONFIDENTIALITY	5
7.0 PATENT INFRINGEMENT AND HOLD HARMLESS	7
8.0 PERFORMANCE GUARANTEES	8
9.0 LIMITATION OF LIABILITY	11
10.0 MISCELLANEOUS	12
11.0 LAW AND ARBITRATION	13
12.0 EFFECTIVE TERM AND TERMINATION	14
13.0 ADDRESSES OF THE PARTIES	15
APPENDIX I DEFINITIONS	16
APPENDIX II INCREMENTAL LICENSE FEE	20
APPENDIX III GUARANTEES, TEST RUN, AND LIQUIDATED DAMAGES	21
APPENDIX IV SPECIFICATIONS FOR GUARANTEE FEED	22

i

PREAMBLE

THIS AGREEMENT effective as of the 24th day of October, 2018 (hereinafter referred to as the “EFFECTIVE DATE”), between HALDOR TOPSØE A/S, a company organized and existing under the laws of Denmark, having its principal office at Haldor Topsøes Allé 1, DK-2800 Lyngby, Denmark (hereinafter referred to as “HTAS”), and GCE HOLDINGS ACQUISITIONS, LLC., a company organized and existing under the laws of Delaware, having an office at 2790 Skypark Drive, Suite 105, Torrance, California 90505 (hereinafter referred to as “LICENSEE”) (each of HTAS and LICENSEE being a “PARTY” and collectively being the “PARTIES”).

WITNESSETH THAT:

WHEREAS	HTAS is the owner of certain proprietary rights relating to processes, catalysts, and equipment designs for the hydroprocessing of natural and synthesized hydrocarbons (including, without limitation, products from Fischer-Tropsch synthesis) to produce transportation fuels and specialty products and has the right to grant rights of use under said proprietary rights;
WHEREAS	LICENSEE has selected said processes, catalysts, and equipment designs of HTAS for a renewables project to produce renewable diesel from organically derived feedstocks at the refinery facilities located in Bakersfield, California, to be purchased by LICENSEE (the “Bakersfield Refinery”) with an initial design capacity for hydroprocessing 15,000 barrels per stream day of such organically derived feedstocks and therefore desires to obtain from HTAS the right to use such processes, equipment, and catalysts within this facility (as further defined in Appendix I to this AGREEMENT and hereinafter referred to as the “LICENSED UNIT”);
WHEREAS	HTAS is willing to grant to LICENSEE such a right;
WHEREAS	LICENSEE and HTAS’ U.S. subsidiary company, Haldor Topsoe, Inc. located in Houston, Texas (hereinafter referred to as “HTI”), have entered into an engineering agreement covering the supply of a DESIGN PACKAGE and related engineering services as more fully defined in such agreement (as defined in Appendix I to this AGREEMENT and hereinafter referred to as “ENGINEERING AGREEMENT”);
WHEREAS	LICENSEE will have the detailed design and/or construction of the LICENSED UNIT carried out under a contract with an engineering contractor skilled in detailed engineering, procurement and construction of refining facilities in the United States (as defined in Appendix I to this AGREEMENT and hereinafter referred to as “CONTRACTOR”);
WHEREAS	LICENSEE intends to enter into a SUPPLY AGREEMENT FOR HTAS CATALYSTS with HTI for the LICENSED UNIT; and
WHEREAS	LICENSEE intends to enter into a SUPPLY AGREEMENT FOR HTAS EQUIPMENT with HTI for the LICENSED UNIT.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the PARTIES agree as follows:

1.0	DEFINITIONS
1.1	The terms defined in Appendix I to this AGREEMENT shall, when used in this AGREEMENT and for all purposes of this AGREEMENT, have the meanings as specified in said Appendix I.
2.0	LICENSE RIGHTS
2.1	Subject to the terms and conditions of this AGREEMENT, HTAS hereby grants to LICENSEE non-exclusive, non-transferable rights (subject to sub-clauses 2.4 and 10.3 of this AGREEMENT) as follows:
(a)	To have the LICENSED UNIT designed or have designed, construct or have constructed, operate or have operated, maintain or have maintained, repair or have repaired, and commission or have commissioned, using HTAS TECHNICAL INFORMATION and HTAS improvements (pursuant to clause 5.0 of this AGREEMENT) and engineering services to be supplied by HTI under the ENGINEERING AGREEMENT.
(b)	To use HTAS CATALYSTS in the LICENSED UNIT.
(c)	To use HTAS EQUIPMENT in the LICENSED UNIT.
(d)	To practice HTAS PROCESSES in the LICENSED UNIT.
(e)	To sell, export to, or use in any country the products of HTAS PROCESSES in the LICENSED UNIT.
2.2	For the purposes of paragraph (b) of sub-clause 2.1 of this AGREEMENT, LICENSEE shall purchase or shall cause CONTRACTOR to purchase from HTI, HTAS CATALYSTS as the first full charge for the LICENSED UNIT under the SUPPLY AGREEMENT FOR HTAS CATALYSTS.
2.3	For the purposes of paragraph (c) of sub-clause 2.1 of this AGREEMENT, LICENSEE shall purchase or shall cause CONTRACTOR to purchase from HTI, the HTAS EQUIPMENT required by the design of the LICENSED UNIT under the SUPPLY AGREEMENT FOR HTAS EQUIPMENT.
2.4	Subject to clause 6.0 of this AGREEMENT, LICENSEE shall be permitted to sublicense its rights under sub-clauses 2.1(a), (b), (c), and (d) to an operator or other contractor (including the CONTRACTOR) that is designing, engineering, procuring, constructing, commissioning, testing, operating, or maintaining the LICENSED UNIT for the limited purpose of providing the services in connection with foregoing activities; provided however, that no such sublicense may be granted to a competitor of HTAS in the field of refining or renewable fuel products.

2.5	HTAS shall not assert against LICENSEE or any customer of LICENSEE or of LICENSEE’s AFFILIATES or permitted sub-licensees or any of their respective customers, in any country, which is lawfully purchasing, using or processing the product manufactured in the LICENSED UNIT, any PATENT RIGHTS (or any other intellectual property rights it may have in relation to the HTAS TECHNICAL INFORMATION, HTAS improvements or the HTAS PROCESS) owned or controlled by HTAS which the LICENSEE may require in connection with any activity of LICENSEE pertaining to exercising the rights granted by HTAS under this AGREEMENT, provided that LICENSEE is in compliance in all material respects with the terms of this AGREEMENT.
3.0	LICENSE FEE AND PAYMENT TERMS
3.1	[…***…]
3.2	The license fee specified in sub-clause 3.1 of this AGREEMENT shall be invoiced by HTAS and paid by wire transfer to the account designated in sub-clause 3.8 of this AGREEMENT within 30 (thirty) days of receipt of invoice in amounts according to the following schedule:
(a)	[…***…] upon this AGREEMENT becoming effective in accordance with sub-clause 12.1 of this AGREEMENT;
(b)	[…***…] upon FINANCIAL CLOSE;
(c)	[…***…] upon MECHANICAL COMPLETION; and
(d)	[…***…] from HTAS’ release from its process performance guarantee obligations as specified in sub-clause 0 of this AGREEMENT.
3.3	Notwithstanding the provisions of sub-clause 3.1 of this AGREEMENT, all amounts shall have been paid within 90 (ninety) days after START-UP, except such amounts which at that time might be pending for reasons attributable to HTAS.
3.4	On or before the last day of February following each calendar year, LICENSEE shall deliver to HTAS a written report of […***…]. Such license fees are due and payable at the time the report is due.
3.5	LICENSEE will keep, or cause to be kept, detailed and accurate records and books of account in accordance with generally accepted accounting principles, consistently applied, showing the information which LICENSEE is required to include in its reports of operations under this AGREEMENT and all other information necessary for the accurate determination of license fees payable under this AGREEMENT. LICENSEE agrees, upon not less than 7 (seven) days prior notice, to permit HTAS to inspect (at reasonable intervals and during regular business hours) all or any part of LICENSEE's operations of the LICENSED UNIT and of such records and books of account relating thereto, to the extent necessary to verify the license fees paid and payable under this AGREEMENT. HTAS' costs for the audit are to be paid by HTAS. However, if any report or payment furnished by LICENSEE is incorrect and results in an underpayment to HTAS in excess of […***…]

(U.S. DOLLARS […***…]), or if an audit is deemed by HTAS to be necessary in view of LICENSEE's repeated failure to submit timely reports of its operations under this AGREEMENT, LICENSEE shall reimburse HTAS for HTAS' costs for the audit within 30 (thirty) days after receipt of HTAS' invoice therefor. Any overpayment of license fees discovered by such audit shall be reimbursed by HTAS to LICENSEE.

3.6	Additional license fee, if any, payable to HTAS pursuant to sub-clause 3.5 of this AGREEMENT shall be calculated according to the formula specified in sub-clause 3.6 of Appendix II to this AGREEMENT.
3.7	All amounts specified to be paid to HTAS under this AGREEMENT shall be understood to be net amounts after deduction of any taxes (including but not limited to income tax, business tax, value added tax and turnover tax), customs, and other import taxes, duties, charges, or fees required to be withheld or paid in the United States or any other jurisdiction from which LICENSEE makes payments to HTAS pursuant to this AGREEMENT, which taxes shall be paid by LICENSEE. The LICENSEE shall within 30 (thirty) days after payment of any taxes and/or duties referred to in this sub-clause 3.7 furnish HTAS with the tax certificates related to such payments. All Danish taxes related to payments under this AGREEMENT shall be paid by HTAS.

LICENSEE shall assist HTAS and vice versa in any required proceedings or dealings with the tax authorities in United States. HTAS shall assist LICENSEE for the application of tax deduction or exemption, if possible. LICENSEE shall provide the relevant documents for such application.

3.8	HTAS shall issue invoices to LICENSEE for all amounts due under this AGREEMENT. All payments to HTAS under this AGREEMENT shall be made within 30 (thirty) days of the date of invoices issued to LICENSEE by HTAS. The payments shall be transferred in […***…] or other telecommunication and without charges or fees to be paid by HTAS.
3.9	In case of delay of payment of any amount which has fallen due as specified in this AGREEMENT, LICENSEE shall pay to HTAS interest calculated at the lesser of (a) […***…] or (b) […***…], on the overdue amount for the period from the date the amount became due until the date the amount has been paid into the account specified in sub-clause 3.8 of this AGREEMENT.
4.0	IMPROVEMENTS, TECHNICAL INFORMATION, AND PLANT VISITS
4.1	If prior to the termination of this AGREEMENT HTAS should make or should acquire from a third party (with the right to grant sub-licenses for using them without having to account therefor to such third party) any improvements, whether patentable or not, relating to and commercially ready for practicing HTAS PROCESSES and applicable in the LICENSED UNIT as designed and constructed in accordance with the DESIGN PACKAGE supplied by HTI to LICENSEE pursuant to sub-clause 5.1 of this AGREEMENT, then HTAS shall make available to LICENSEE the details of such improvements.

4.2	If prior to the termination of this AGREEMENT HTAS should develop improved catalysts or should acquire from a third party (with the right to grant sub-licenses for using them without having to account therefor to such third party) improved catalysts suitable for and commercially ready for use in the LICENSED UNIT, then HTAS shall promptly inform LICENSEE thereof.
4.3	The right to utilize in the operation of the LICENSED UNIT the improvements referred to in sub-clause 4.1 of this AGREEMENT and the improved catalysts referred to in sub-clause 4.2 of this AGREEMENT is included in the rights granted by HTAS under this AGREEMENT and is royalty-free provided that LICENSEE has paid the license fees specified in sub-clauses 3.1, 3.4, and 3.6 of this AGREEMENT.
4.4	If prior to the termination of this AGREEMENT LICENSEE should make any improvements, whether patentable or not, relating to practicing HTAS PROCESSES, then LICENSEE shall inform HTAS of the details of such improvements. LICENSEE agrees to grant and hereby grants to HTAS a non-exclusive, royalty-free license to practice such improvements with the right to grant to third parties sub-licenses to practice such improvements without having to account therefor to LICENSEE, provided HTAS shall use commercially reasonable efforts to ensure sub-licensees have granted the same rights to HTAS and such improvements are provided to LICENSEE pursuant to sub-clause 4.1 of this AGREEMENT.
4.5	LICENSEE shall make agreed upon technical and operating data from the LICENSED UNIT available in writing to HTAS or HTI on a regular basis and LICENSEE hereby grants to HTAS, together with a right to […***…].
4.6	During the effective term of this AGREEMENT, LICENSEE shall to a reasonable extent allow HTAS and/or HTI to visit the LICENSED UNIT to study the performance of the LICENSED UNIT. During such visits, HTAS and/or HTI shall duly observe all rules and regulations applicable to visitors at the site of the LICENSED UNIT, including the execution of a confidentiality and/or non-disclosure agreement applicable to visitors to the site.
5.0	HTAS OBLIGATIONS
5.1	To the extent and on the conditions as specified in the ENGINEERING AGREEMENT, HTAS shall cause HTI to make available to LICENSEE and/or, at LICENSEE's request, CONTRACTOR, HTAS TECHNICAL INFORMATION (including the DESIGN PACKAGE) as may be required for the design, construction, and operation of the LICENSED UNIT.
6.0	RESTRICTION ON USE AND CONFIDENTIALITY
6.1	Unless otherwise agreed in writing between LICENSEE and HTAS, subject to sub-clause 6.3(b) of this AGREEMENT, LICENSEE shall not use HTAS CATALYSTS, HTAS EQUIPMENT, or HTAS PROCESSES, or any future improvements thereof made or acquired by HTAS and communicated to LICENSEE under clause 4.0 of this AGREEMENT, for any other purposes than those pertaining to exercising the rights granted by HTAS pursuant to clause 2.0 of this AGREEMENT. Further, LICENSEE shall refrain from making chemical or other analyses of HTAS CATALYSTS, and LICENSEE shall not provide samples or analyses of HTAS CATALYSTS to any third party without the prior written permission of HTAS.

6.2	Subject to sub-clause 6.3(b) of this AGREEMENT, LICENSEE shall not use HTAS TECHNICAL INFORMATION supplied to LICENSEE, directly or indirectly, in writing or otherwise under this AGREEMENT for any other purposes than those pertaining to exercising the rights granted by HTAS pursuant to clause 2.0 of this AGREEMENT, subject to the exceptions specified in sub-clause 6.4 of this AGREEMENT.
6.3	LICENSEE shall hold in confidence and not disclose to any third party any part of HTAS TECHNICAL INFORMATION supplied to LICENSEE, directly or indirectly, in writing or otherwise, subject to the exceptions specified in sub-clause 6.4 of this AGREEMENT. Notwithstanding the foregoing,
(a)	if any part of HTAS TECHNICAL INFORMATION is subpoenaed or otherwise required to be disclosed to a third party by order of a court or other regulatory order, LICENSEE shall promptly notify HTAS in writing and in consultation with HTAS seek to obtain suitable protective order to maintain the confidentiality of HTAS TECHNICAL INFORMATION, provided, however, in the event such protective order or other remedy is not obtained, LICENSEE agrees to furnish only that portion of HTAS TECHNICAL INFORMATION which LICENSEE is advised by written opinion of counsel is legally required and to exercise best efforts to obtain assurance that confidential treatment will be afforded such portion of HTAS TECHNICAL INFORMATION disclosed; and
(b)	LICENSEE may disclose, with prior notice to and approval by HTAS, HTAS TECHNICAL INFORMATION to third parties (including contractors, CONTRACTOR, equipment manufacturers, advisers, consultants and customers) and to its AFFILIATES in the exercise of its rights under this AGREEMENT, including without limitation for the detailed engineering, procurement, supply, construction, expansion, operation, maintenance, repair or replace of and financing, partnering or sale of the LICENSED UNIT, provided that those third parties or AFFILIATES prior to receiving such HTAS TECHNICAL INFORMATION undertake to be bound to HTAS by terms of secrecy and non-use substantially similar and no less restrictive to the terms of this AGREEMENT.
6.4	LICENSEE's obligations under sub-clauses 6.2 and 6.3 of this AGREEMENT shall not apply to such parts of HTAS TECHNICAL INFORMATION, which:
(a)	at the time of the disclosure by HTAS to LICENSEE are in the public domain, or which later on become part of the public domain through no fault of LICENSEE,
(b)	LICENSEE can show were in its possession, free of obligations of confidentiality, prior to the disclosure by HTAS to LICENSEE and were not previously obtained by LICENSEE, directly or indirectly, from HTAS, or

(c)	LICENSEE can show were obtained free of obligations of confidentiality from a third party which had a lawful right to disclose the same to LICENSEE and which did not obtain such information, directly or indirectly, from HTAS.
6.5	It is understood that specific HTAS TECHNICAL INFORMATION disclosed to LICENSEE shall not be deemed to be within any of the three exceptions, (a), (b), and (c) of sub-clause 6.4 of this AGREEMENT, merely because it is embraced by more general information within any one or more of these exceptions. Furthermore, any combination of features shall not be deemed to be within these exceptions, unless the combination itself is within any one or more of these exceptions.
6.6	Without limiting sub-clause 6.3(b) of this AGREEMENT, LICENSEE shall limit the dissemination of the HTAS TECHNICAL INFORMATION to those of its executives and employees who are necessary to undertake the activities associated with LICENSEE’s use of the HTAS TECHNICAL INFORMATION under this AGREEMENT. LICENSEE shall ensure that its executives and employees who will have access to HTAS TECHNICAL INFORMATION shall be under obligation to abide by the confidentiality obligations imposed on LICENSEE pursuant to this clause 6.0.
6.7	Not used.
6.8	LICENSEE shall not copy or reproduce in whole or in part any HTAS TECHNICAL INFORMATION provided hereunder other than as necessary for exercising the rights granted by HTAS pursuant to clauses 2.0, 4.0 and 6.0 of this AGREEMENT, subject to the exceptions specified in sub-clause 6.4 of this AGREEMENT. LICENSEE shall reproduce and include all proprietary, confidentiality, trade secret, and other notices on all copies of HTAS TECHNICAL INFORMATION and will not remove, alter, cover, or obfuscate any such notices from any HTAS TECHNICAL INFORMATION.
6.9	LICENSEE's obligations under this clause 6.0 shall continue after termination, if any, pursuant to sub-clauses 12.2, 12.6, or 12.7 of this AGREEMENT, and after assignment, if any, by LICENSEE pursuant to sub-clause 10.3 of this AGREEMENT.
6.10	HTAS shall have the right to disclose the technical and operating data received from LICENSEE pursuant to sub-clause 4.5 of this AGREEMENT to third parties who have agreed to keep same in confidence, provided that HTAS shall not identify LICENSEE in connection with such data.
7.0	PATENT INFRINGEMENT AND HOLD HARMLESS
7.1	HTAS declares that to the best of its knowledge and belief the use of HTAS TECHNICAL INFORMATION and HTAS PROCESSES in the LICENSED UNIT will not infringe any valid patent rights of a third party in effect as of the EFFECTIVE DATE.
7.2	LICENSEE shall promptly advise HTAS in writing upon becoming aware of any written claim of infringement or any action for infringement of patent rights of a third party in effect as of the EFFECTIVE DATE brought against LICENSEE by a third party and based upon the use of HTAS CATALYSTS or HTAS EQUIPMENT in the LICENSED UNIT or

the practice of HTAS PROCESSES in the LICENSED UNIT (an “INFRINGEMENT CLAIM”). HTAS shall undertake the defense of such claim or suit to final judgment or settlement provided that HTAS shall not be obligated to undertake such defense of any INFRINGEMENT CLAIM if a basis of such INFRINGEMENT CLAIM is that LICENSEE’s use or practice varies from the requirements of the DESIGN BASIS, the DESIGN PACKAGE, instructions given by HTAS, CONTRACTOR, or equipment vendors in writing, operating manuals, or the PARTIES’ AGREEMENTS

7.3	If HTAS undertakes the defense of an INFRINGEMENT CLAIM pursuant to sub-clause 7.2 of this AGREEMENT, HTAS shall have sole charge and direction of the defense. HTAS shall pay all costs related to such defense of any INFRINGEMENT CLAIM. HTAS may settle or compromise any INFRINGEMENT CLAIM; provided that HTAS may not settle or compromise any INFRINGEMENT CLAIM: (i) without the prior written consent of LICENSEE if LICENSEE shall be obligated to pay any amount of settlement which is not reimbursed by HTAS or (ii) without the prior written consent of LICENSEE (not to be unreasonably withheld, conditioned or delayed), if such settlement could adversely affect the design, engineering, procurement, construction, commissioning, testing, operation, or maintenance of the LICENSED UNIT or the production, export, sale, use or delivery of the products of HTAS PROCESSES, or results in or increases costs or expenses of LICENSEE, or adversely affects LICENSEE’S rights under this AGREEMENT, in each case, in any material respect (collectively, “ADVERSE EFFECT”). HTAS shall further indemnify and hold LICENSEE harmless from any damages or other sums that may become payable by LICENSEE under a final judgment or settlement or compromise up to a maximum amount specified in sub-clause 9.3 of this AGREEMENT. LICENSEE shall render to HTAS all reasonable assistance that may be required by HTAS in the defense of an INFRINGEMENT CLAIM and shall have the right to be represented therein by advisory counsel of its own selection and at its own expense.
7.4	In addition to the measures specified in sub-clause 7.2 of this AGREEMENT, HTAS may further, at its option, however, in reasonable consultation with LICENSEE, seek to abate the alleged infringement by modification of HTAS CATALYSTS, HTAS EQUIPMENT, HTAS PROCESSES, or the LICENSED UNIT and/or secure for LICENSEE an immunity from suit for infringement; provided, that such abatement or immunity does not have any ADVERSE EFFECT unless HTAS has received the prior written consent of LICENSEE (not to be unreasonably withheld, conditioned or delayed). In such case, HTAS shall reimburse LICENSEE for all costs related to said modifications and to said immunity.
7.5	The exclusive liability for IP infringement claims related to the use of HTAS CATALYSTS and HTAS EQUIPMENT in the LICENSED UNIT and the practice of HTAS PROCESSES in the LICENSED UNIT shall be as specified in this AGREEMENT.
8.0	PERFORMANCE GUARANTEES
8.1	HTAS guarantees that the LICENSED UNIT shall achieve the process performance guarantees (“PERFORMANCE GUARANTEES”) for the LICENSED UNIT as specified in Appendix 0 to this AGREEMENT on the condition that:

(a)	the LICENSED UNIT is designed and constructed materially in accordance with specifications of the DESIGN PACKAGE supplied by HTI to LICENSEE pursuant to sub-clause 5.1 of this AGREEMENT,
(b)	the LICENSED UNIT is loaded with HTAS CATALYSTS in accordance with instructions given by HTI or HTAS,
(c)	HTAS EQUIPMENT is supplied by HTI and is installed in the LICENSED UNIT materially in accordance with instructions given by HTI or HTAS,
(d)	the LICENSED UNIT is started up and operated at all material times under APPROVED CONDITIONS and in accordance with instructions given by HTI and/or HTAS,
(e)	the LICENSED UNIT is operated at all material times on GUARANTEE FEED within the feed rate and processing severity limitations specified in Appendix IV to this AGREEMENT,
(f)	raw materials and utilities are available in necessary quantities and conform to the specifications supplied to HTI as DESIGN BASIS for the LICENSED UNIT,
(g)	commissioning, START-UP, installation of HTAS CATALYSTS and HTAS EQUIPMENT, and the performance test run of the LICENSED UNIT shall be witnessed by engineers of HTI and/or HTAS against payment by LICENSEE as specified in the ENGINEERING AGREEMENT (provided that the engineers attend the test),
(h)	the inspections and the technical advisory services to the extent specified in the ENGINEERING AGREEMENT have taken place, and the instructions given by HTAS’ and/or HTI’s inspectors and technical advisors for compliance with HTAS’ and/or HTI’s design during manufacture of equipment and during erection of the LICENSED UNIT have been implemented,
(i)	the equipment which is not designed or supplied by HTAS and/or HTI within the LICENSED UNIT operates materially in accordance with the specifications supplied to HTAS and/or HTI as DESIGN BASIS for the LICENSED UNIT, and
(j)	the equipment specified by HTAS and/or HTI within the LICENSED UNIT (excluding HTAS EQUIPMENT) is selected and operates in accordance with the specifications supplied by HTAS and/or HTI pursuant to the ENGINEERING AGREEMENT.
8.2	In order to determine whether the process performance guarantees referred to in sub-clause 8.1 of this AGREEMENT have been fulfilled, LICENSEE or CONTRACTOR shall (without any cost to HTAS) conduct a test run of the LICENSED UNIT as specified in Appendix 0 to this AGREEMENT under participation of trained LICENSEE and/or CONTRACTOR personnel. The test run shall be conducted as soon as reasonably possible after MECHANICAL COMPLETION and START-UP, […***…] after START-UP, and in the presence of engineers of HTI and/or HTAS (which may be extended by mutual agreement) (“TEST DEADLINE”), unless the delay is due to HTAS’ (or its AFFILIATES or subsidiaries) fault (whether under this AGREEMENT or one of the PARTIES’ AGREEMENTS), in which case the TEST DEADLINE shall be extended for a day for each day of delay associated therewith. It is intended that the test run be performed with the LICENSED UNIT in operation at conditions approximating the DESIGN BASIS, however, provisions will, to the extent practical, be included in the protocols for the test run to allow for testing of the LICENSED UNIT in the event that LICENSEE is unable to provide operating conditions approximating the DESIGN BASIS.

If the LICENSED UNIT fails to achieve any process performance guarantees, and such failure is due to any defects in the design or engineering performed under the ENGINEERING AGREEMENT, HTAS shall ensure that the work under the ENGINEERING AGREEMENT is reperformed at no cost to LICENSEE in accordance with sub-clause 2.5 of Appendix III to this AGREEMENT.

8.3	HTAS shall be released from all obligations in respect of process performance guarantees under this AGREEMENT upon the occurrence of any of the following events:
(a)	when the LICENSED UNIT has successfully passed all performance test runs in accordance with this AGREEMENT,
(b)	if for reasons outside the control of HTAS or its AFFILIATES or subsidiaries (including under any of the PARTIES’ AGREEMENTS), the LICENSED UNIT has not passed a successful test run […***…] after START-UP or […***…] MECHANICAL COMPLETION, or […***…] EFFECTIVE DATE, whichever is earliest (“COMPLETION DEADLINE”), unless the delay is due to HTAS’ (or its AFFILIATES or subsidiaries) fault (whether under this AGREEMENT or one of the PARTIES’ AGREEMENTS), in which case the COMPLETION DEADLINE shall be extended for a day for each day of delay associated therewith,
(c)	if LICENSEE elects not to carry out modifications of the LICENSED UNIT as may be suggested by HTAS (as long as such modifications are not due to the fault of HTAS or its AFFILIATES or subsidiaries, including under the PARTIES’ AGREEMENTS) or if LICENSEE fails to reperform a test run within […***…] after completion of modifications pursuant to the provisions of this AGREEMENT (unless the delay in reperforming the test run is due to HTAS’ (or its AFFILIATES or subsidiaries) fault (whether under this AGREEMENT or one of the PARTIES’ AGREEMENTS) in which case such date shall be extended for a day for each day of delay associated therewith, or
(d)	when the liquidated damages, if any, referred to in Appendix 0 to this AGREEMENT have been paid in full to LICENSEE.
8.4	Any liquidated damages which, pursuant to Appendix 0 to this AGREEMENT, may become payable as compensation for non-fulfillment of process performance guarantees during the test run will be calculated as specified in Appendix 0 to this AGREEMENT.

8.5	In the event that HTAS should be released from its obligations in respect of process performance guarantees under the provisions of paragraphs (b) or (d) of sub-clause 8.4 of this AGREEMENT, HTAS shall, at the request of LICENSEE and on terms and conditions to be agreed upon in writing, assist LICENSEE in bringing the LICENSED UNIT to operate in accordance with the process performance guarantees referred to in sub-clause 8.1 of this AGREEMENT. All engineering services of HTAS in connection with such assistance shall be paid by LICENSEE on the basis of HTAS' usual rates applicable at the time such services are supplied.
8.6	It is understood that the total financial liability of HTAS under this clause 8.0 shall be subject to the limitations specified in clause 9.0 of this AGREEMENT.
9.0	LIMITATION OF LIABILITY
9.1	IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR INCIDENTAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF CONTRACT OR PRODUCTION, LOSS OF ANTICIPATED PROFITS, LOSS OF USE, LOSS OF TIME, OR LOSS OF PRODUCT), WHETHER OR NOT FORESEEABLE, AND IRRESPECTIVE OF THE THEORY OR CAUSE OF ACTION UPON WHICH SUCH DAMAGES MIGHT BE BASED, INCLUDING BUT NOT LIMITED TO NEGLIGENCE OR OTHER TORT, CONTRACT, STRICT LIABILITY, INDEMNITY, BREACH OF WARRANTY, OR OTHERWISE, PROVIDED THAT THE LIMITATION OF LIABILITY IN THIS SUB-CLAUSE 9.1 SHALL NOT APPLY TO LIQUIDATED DAMAGES SET FORTH HEREIN, CLAIMS FOR BREACH OF THE CONFIDENTIALITY OBLIGATIONS PURSUANT TO CLAUSE 6.0 OF THIS AGREEMENT, OR AMOUNTS FOR WHICH AN INDEMNIFYING PARTY HAS AN INDEMNIFICATION OBLIGATION PURSUANT TO THE TERMS OF THIS AGREEMENT.
9.2	TO THE MAXIMUM EXTENT PERMITTED BY LAW: (I) TO THE EXTENT THAT REMEDIES (BY WAY OF REIMBURSEMENT OF COSTS, LIQUIDATED DAMAGES, OR OTHERWISE) ARE SPECIFIED IN THIS AGREEMENT FOR DEFAULT BY HTAS UNDER THIS AGREEMENT, SUCH REMEDIES SHALL CONSTITUTE FULL AND FINAL SETTLEMENT OF HTAS' LIABILITIES WITH RESPECT TO THE RELATED DEFAULT (BUT IN NO EVENT SHALL SUCH LIMITATION OF REMEDY CLAUSE LIMIT (A) LICENSEE’S RIGHTS TO TERMINATE THIS AGREEMENT PURSUANT TO CLAUSE 12.0 OR (B) HTAS’ OBLIGATIONS WITH RESPECT TO INDEMNITIES, PERFORMANCE GUARANTEES OR LIQUIDATED DAMAGES SPECIFIED IN THIS AGREEMENT); AND (II) LICENSEE'S RIGHTS AND REMEDIES ARE LIMITED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND ARE IN LIEU OF ALL OTHER REMEDIES (AT LAW OR IN EQUITY OR OTHERWISE.)

9.3	EXCEPT FOR (I) BREACH OF THE CONFIDENTIALITY OBLIGATIONS PURSUANT TO CLAUSE 6.0 OF THIS AGREEMENT, (II) THE DEFENSE COSTS, EXPENSES OR FEES INCURRED IN CONNECTION WITH THE HTAS INFRINGEMENT CLAIM DEFENSE OBLIGATIONS PURSUANT TO SUB-CLAUSE 7.3 OF THIS AGREEMENT, OR (III) ANY WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY HTAS, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE TOTAL LIABILITY OF HTAS IN RESPECT OF ALL LIABILITIES UNDER THIS AGREEMENT SHALL BE LIMITED TO THE HTAS LIABILITY CAP. WITH RESPECT TO HTAS INFRINGEMENT CLAIM DEFENSE OBLIGATIONS PURSUANT TO SUB-CLAUSE 7.3 OF THIS AGREEMENT, HTAS’ LIABILITY SHALL NOT BE LIMITED BY THIS SUB-CLAUSE 9.3.
10.0	MISCELLANEOUS
10.1	This AGREEMENT (including its Appendices I, II, 0, and IV as attached to and made part of this AGREEMENT) and the PARTIES’ AGREEMENTS, as applicable, set forth the entire and sole understanding between LICENSEE and HTAS with respect to the subject matter hereof, unless otherwise expressly specified in this AGREEMENT. No change in, addition to, or waiver of the provisions of this AGREEMENT shall be binding upon LICENSEE or HTAS unless approved in writing by authorized representatives of both PARTIES and with express reference to this AGREEMENT. Acknowledgement or acceptance by HTAS or HTI of a purchase order form or agreement for HTAS CATALYSTS or HTAS EQUIPMENT shall not constitute approval of any change in, addition to, or waiver of the provisions of this AGREEMENT.
10.2	LICENSEE shall be responsible for performing registrations and for obtaining approvals and clearances required in connection with this AGREEMENT or any activity under this AGREEMENT by any local or national authority having jurisdiction over LICENSEE. LICENSEE shall pay all charges and fees related thereto.
10.3	Neither PARTY may assign this AGREEMENT without the prior written consent of the other PARTY, except that LICENSEE may assign this AGREEMENT to a purchaser of substantially all of its assets or the LICENSED UNIT, CONTRACTOR or its AFFILIATES, or the entire part thereof related to the field of this AGREEMENT, or to a successor by merger or consolidation, provided that in case of any proposed assignment by LICENSEE, the assignee shall be approved by HTAS, which approval shall not be unreasonably withheld or delayed if the assignee is not a competitor of HTAS in the field of refining or renewable fuel products and is financially capable of paying any amounts due under this AGREEMENT. No assignment of this AGREEMENT shall be valid until and unless all provisions of this AGREEMENT have been assumed in writing by the assignee and the non-assigning PARTY has been duly notified of this assignment. When duly assigned in accordance with the foregoing, this AGREEMENT shall be binding upon and shall inure to the benefit of the assignee. No assignment by LICENSEE of this AGREEMENT shall relieve LICENSEE of its obligations under clause 6.0 of this AGREEMENT. If this AGREEMENT is assigned by LICENSEE pursuant to this sub-clause 10.3, LICENSEE shall within 30 (thirty) days after the designated assignment date report to HTAS any previously unreported technical and operating data of the LICENSED UNIT. Notwithstanding the foregoing, LICENSEE may assign, pledge and/or grant a security interest in this AGREEMENT that LICENSEE has or which shall hereafter arise in and to LICENSEE to any of its lenders by providing HTAS advance written notice but without requiring HTAS’ consent. HTAS agrees to comply with reasonable requests of LICENSEE for supporting documentation required by its lenders at LICENSEE’s expense.

10.4	Neither PARTY shall be considered in default in the performance of its obligations under this AGREEMENT, if such performance is prevented or delayed by FORCE MAJEURE. FORCE MAJEURE shall be understood to be any cause which is beyond the reasonable control of the PARTY affected and which is not due to the fault or negligence of the PARTY affected and which is forthwith by notice from the PARTY affected brought to the attention of the other PARTY, including but not limited to war, hostilities, revolution, civil commotion, strike, lock-out, epidemic, accident, fire, wind, flood, hurricane, earth quake, or because of any law, order proclamation, regulation or ordinance of any government or of any sub-division thereof, or because of any act of God.
10.5	If one or both of the PARTIES should be prevented from fulfilling their obligations under this AGREEMENT by a state of FORCE MAJEURE (as defined in sub-clause 10.4 of this AGREEMENT) lasting continuously for a period of 6 (six) months or longer, the PARTIES shall consult with each other regarding the future implementation of this AGREEMENT.
11.0	LAW AND ARBITRATION
11.1	This AGREEMENT, including the interpretation and enforcement hereof, and the resolution of all disputes between the PARTIES arising out of or resulting from this AGREEMENT, shall be governed by, interpreted and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of law principles that would require or permit the application of the law of any other jurisdiction.
11.2	Any dispute arising out of or in connection with the provisions of this Agreement, their construction, or the breach thereof, which cannot be settled amicably, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in effect at the time of applying for arbitration by one or more arbitrators appointed in accordance with said rules. Unless otherwise agreed, the venue of such arbitration shall be in Delaware, and the applicable procedural laws shall be Delaware laws. All documentation and oral proceedings shall be in the English language. The foregoing provisions shall not affect the right of either Party to apply to any court of competent jurisdiction for preliminary injunctive relief to safeguard the confidentiality provisions as well as other provisions under this Agreement.
11.3	During any arbitration pursuant to sub-clause 11.2 of this AGREEMENT, LICENSEE and HTAS shall continue to fulfill their respective obligations under this AGREEMENT, unless the subject matter of the dispute is of such a nature that this is by no means possible until the dispute has been finally settled.

12.0	EFFECTIVE TERM AND TERMINATION
12.1	This AGREEMENT shall become effective from the EFFECTIVE DATE, when it has been executed by authorized representatives of LICENSEE and HTAS, and one duly executed copy has been supplied to each PARTY.
12.2	Unless sooner terminated as provided for under sub-clause 12.6 or 12.7 of this AGREEMENT, this AGREEMENT can be terminated by either PARTY at any time following the tenth anniversary of the EFFECTIVE DATE by giving not less than 90 (ninety) days' prior written notice to the other PARTY.
12.3	If this AGREEMENT is terminated by LICENSEE pursuant to sub-clause 12.2, LICENSEE shall within 30 (thirty) days after the designated termination date report to HTAS any previously unreported technical and operating data of the LICENSED UNIT.
12.4	After termination pursuant to sub-clause 12.2 or sub-clause 12.6 of this AGREEMENT and provided the license fees payable under the terms of this AGREEMENT are fully paid, LICENSEE shall retain in perpetuity the right to continue operation of the LICENSED UNIT and practice of HTAS PROCESSES and use the HTAS TECHNICAL INFORMATION under the rights granted to LICENSEE pursuant to clause 2.0 of this AGREEMENT with right to improvements thereof which at the time have been or should have been communicated to LICENSEE under the provisions of clause 4.0 of this AGREEMENT.
12.5	After termination (for whichever reason) of this AGREEMENT, HTAS shall retain the rights granted to HTAS pursuant to clause 4.0 of this AGREEMENT.
12.6	If either Party should be in default in any material obligation under this Agreement (provided that LICENSEE’s only material default for which this sub-clause 12.6 applies shall be the obligation to pay the license fee pursuant to clause 3.0 of this Agreement), the other Party may give written notice of termination to the Party in default, calling attention to details of the default and specifying a termination date not earlier than 2 (two) months after the date of the notice. Unless the Party in default, prior to the termination date specified in the notice, shall have remedied the default or made other dispositions to the satisfaction of the other Party, this Agreement shall automatically terminate on the specified termination date. Any indulgence on the part of either Party in respect of a default by the other Party shall not be construed as a waiver with respect to such default or to similar subsequent default.
12.7	LICENSEE may terminate this AGREEMENT by written notice to HTAS if the FINANCIAL CLOSE does not occur by […***…]. HTAS may terminate this AGREEMENT by written notice to LICENSEE if the FINANCIAL CLOSE does not occur by […***…] or when someone other than LICENSEE, an AFFILIATE of LICENSEE, or an assignee of LICENSEE or one of its AFFILIATES purchases the Bakersfield Refinery. In the event of termination of this AGREEMENT pursuant to this sub-clause 12.7, HTAS may retain any portion of the license fee that has been paid. In the event of termination pursuant to this sub-clause 12.7 of this AGREEMENT, the rights granted to LICENSEE under clauses 2.0 and 4.0 of this AGREEMENT shall terminate automatically.

12.8	Upon termination (for whichever reason) of this AGREEMENT, the PARTIES' rights and obligations under clauses 6.0, 9.0, and 11.0 of this AGREEMENT, as well as the PARTIES' rights and obligations related to any claim of the other PARTY accrued hereunder prior to the effective date of such termination of this AGREEMENT shall survive such termination and shall continue.
13.0	ADDRESSES OF THE PARTIES
13.1	The addresses of the PARTIES hereto for communications and notices are as follows:
For HTAS:	HALDOR TOPSØE A/S
Haldor Topsøes Allé 1
DK-2800 Lyngby
Denmark
Attn: Chief Executive Officer

For LICENSEE:	GCE HOLDINGS ACQUISITIONS, LLC.
2790 Skypark Drive, Suite 105
Torrance, California 90505
Attn: President

IN WITNESS WHEREOF, the PARTIES hereto have caused their representatives, duly authorized for that purpose, to execute this AGREEMENT on the dates written below.

HALDOR TOPSØE A/S:		GCE HOLDINGS ACQUISITIONS, LLC.:

By:	/s/ JOHAN MCGENSEN	By:	/s/ RICHARD PALMER

Name:	Johan McGensen	Name:	Richard Palmer

Title:	Vice President	Title:	President

Date:	August 12, 2019	Date:	August 4, 2019

APPENDIX I

DEFINITIONS

ADVERSE EFFECT shall have the meaning given in sub-clause 7.3.

AFFILIATE shall mean (i) any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a PARTY, and (ii) any Person that, directly or indirectly, is the beneficial owner of 50% (fifty percent) or more of any class of equity securities of, or other ownership interests in, a PARTY or of which the PARTY is directly or indirectly the owner of 50% (fifty percent) or more of any class of equity securities or other ownership interests. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or otherwise.

AGREEMENT shall have the meaning given in the preamble.

APPROVED CONDITIONS shall mean that the equipment within the LICENSED UNIT are operating as specified, and the LICENSED UNIT shall be suitably instrumented, properly responsive to controls, and sufficiently stable in operation to avoid objectionable fluctuations in operating temperatures, pressures, rates of flow, qualities of CHARGE STOCK, hydrogen feed gas and the like; and that the conditions of operations, such as temperatures, pressures, flow rates, hydrogen quality, fractionation performance, and other operating variables meet the requirements specified in clauses 2.0 and 3.0 of Appendix IV to this AGREEMENT or otherwise agreed by HTAS in writing for the operation in question and are within the design capabilities of the LICENSED UNIT.

BAKERSFIELD REFINERY shall have the meaning given in the recitals.

BARREL shall mean 42 (forty two) United States gallons of 231 (two hundred thirty one) cubic inches each, measured at 60oF (sixty degrees Fahrenheit).

CHARGE STOCK shall mean renewable feeds (including any normally incident impurities) charged to the LICENSED UNIT.

COMPLETION DEADLINE shall have the meaning set forth in sub-clause 8.4(b).

CONTRACTOR shall mean an engineering contractor skilled in detailed engineering, procurement and construction of refining production facilities in the United States.

DESIGN BASIS shall mean the design conditions agreed between the PARTIES which shall be used as the basis for the preparation of the DESIGN PACKAGE for the LICENSED UNIT specified in the ENGINEERING AGREEMENT.

DESIGN FEED shall mean the liquid hydrocarbon stream to be processed in the LICENSED UNIT having specifications supplied to HTI as DESIGN BASIS for the LICENSED UNIT quoted in the ENGINEERING AGREEMENT.

DESIGN PACKAGE shall mean the documents specified in sub-clause 2.1 of the ENGINEERING AGREEMENT.

DIESEL PRODUCT means the hydrocarbon liquid material exiting the bottoms of the product stripper and/or fractionator provided that the fractionator design review is ordered by LICENSEE and performed by HTI.

EFFECTIVE DATE shall have the meaning given in the preamble.

ENGINEERING AGREEMENT shall mean an engineering agreement for the supply by HTI to LICENSEE of the DESIGN PACKAGE and services for the LICENSED UNIT. The ENGINEERING AGREEMENT has been executed by and between LICENSEE and HTI.

FINANCIAL CLOSE shall mean the closing of the purchase by LICENSEE or its AFFILIATE of the Bakersfield Refinery.

FORCE MAJEURE shall have the meaning set forth in sub-clause 10.4.

GUARANTEE FEED shall mean CHARGE STOCK fed to the LICENSED UNIT meeting the specifications set forth in clause 1.0 of Appendix IV to this AGREEMENT.

HTAS shall have the meaning given in the preamble.

HTAS CATALYSTS shall mean a catalyst or catalysts now or hereafter in commercial production by HTAS or HTI and selected by HTAS for use in the LICENSED UNIT.

HTAS EQUIPMENT shall mean equipment of a design developed by HTAS and selected by HTAS for use in the LICENSED UNIT.

HTAS LIABILITY CAP shall mean […***…].

HTAS PROCESSES shall mean:

(a)	HTAS HYDROPROCESSING PROCESSES, which shall mean any or all processes for denitrification, desulfurization, demetalization, dearomatization, deoxydation, de-carboxylation, hydrocracking, hydrogenation, isomerisation, dewaxing, olefins saturation, and/or silica absorption of hydrocarbon streams, which processes are operated under use of catalysts and/or process technology developed by HTAS and/or conducted in equipment of HTAS' design; and
(b)	HTAS RENEWABLE PROCESSES, which shall mean any or all processes for converting hydrocarbonaceous streams (which may or may not contain significant amount of oxygen) from renewable sources into products in the presence of hydrogen, including any or all of the HTAS HYDROPROCESSING PROCESSES and non-catalytic processes like separation/distillation of the products, which processes are operated under use of catalysts and/or process technology developed by HTAS and/or conducted in equipment of HTAS’ design.

HTAS TECHNICAL INFORMATION shall mean data, plans, specifications, techniques, flow sheets, drawings, instructions, and similar information relating to the LICENSED UNIT, to the DESIGN PACKAGE, the HTAS CATALYSTS, the HTAS EQUIPMENT, and/or the practicing of HTAS PROCESSES.

HTI shall have the meaning given in the recitals.

INFRINGEMENT CLAIM shall have the meaning given in sub-clause 7.2.

IP shall mean patents, patent applications, trademarks (whether registered or common law), service marks, trade names, copyrights which have been filed with the federal copyright authorities, trade secrets, know-how, trade dress and other rights and property commonly referred to as intellectual property, and rights or licenses to use the same.

LICENSEE shall have the meaning given in the preamble.

LICENSED UNIT shall mean the renewable diesel production unit within Battery Limits as specified in the ENGINEERING AGREEMENT to be installed in the BAKERSFIELD REFINERY.

MECHANICAL COMPLETION shall mean the date, when the LICENSED UNIT is completed to a state of being ready to receive DESIGN FEED.

PAID-UP ANNUAL BARRELS shall mean the number of BARRELS of CHARGE STOCK per calendar year for which a license fee has been paid as specified in sub-clauses 3.1, 3.4, and 3.6, if applicable, of this AGREEMENT, i.e. the number of BARRELS of CHARGE STOCK which LICENSEE may hydroprocess in the LICENSED UNIT each calendar year without further payment of license fees and for which LICENSEE obtains an irrevocable, perpetual fully-paid up LICENSEE to operate the LICENSED UNIT under the PAID-UP ANNUAL BARRELS.

PARTY or PARTIES shall have the meaning given in the preamble.

PARTIES' AGREEMENTS shall mean this AGREEMENT, the SUPPLY AGREEMENT FOR HTAS CATALYSTS, the SUPPLY AGREEMENT FOR HTAS EQUIPMENT, and the ENGINEERING AGREEMENT.

PATENT RIGHTS shall mean the rights under claims of any and all existing and future patents and patent applications, domestic and foreign, which HTAS owns or can license to third parties and which are covering the practice of the HTAS PROCESS, including any catalyst, and/or the production, processing, use or sale of the products produced by the HTAS PROCESS and/or the use of any HTAS TECHNICAL INFORMATION and/or HTAS improvements.

PERFORMANCE GUARANTEES shall mean as set forth in sub-clause 8.1.

START-UP shall mean the first introduction of CHARGE STOCK into the LICENSED UNIT.

SUPPLY AGREEMENT FOR HTAS CATALYSTS shall mean an agreement for the supply by HTI to LICENSEE of the first charge of HTAS CATALYSTS for installation in the LICENSED UNIT.

SUPPLY AGREEMENT FOR HTAS EQUIPMENT shall mean an agreement for the supply by HTI to LICENSEE of the HTAS EQUIPMENT for installation in the LICENSED UNIT.

TEST DEADLINE has the meaning set forth in sub-clause 8.2.

U.S. DOLLARS shall mean the legal tender of the United States of America.

APPENDIX II

INCREMENTAL LICENSE FEE

1.0	INCREMENTAL LICENSE FEE CALCULATION

[…***…]

APPENDIX III

GUARANTEES, TEST RUN, AND LIQUIDATED DAMAGES

[…***…]

APPENDIX IV

SPECIFICATIONS FOR GUARANTEE FEED

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